Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the PepsiCo, Inc. and subsidiaries (“PepsiCo”) Registration Statement No. 333-154314 on Form S-3, and Registration Statements No. 333-150868, 333-150867, 333-142811, 333-109509, 33-35602, 33-29037, 33-42058, 33-51496, 33-54731, 33-66150, 333-109513, 33-22970, 333-110030, 33-19539, 33-54733, 33-61731, 333-09363, 333-109514, 2-65410, 2-82645, 33-51514, 33-60965, 333-89265, 333-65992, 333-66632, 333-66634, 333-76196, 333-76204 and 333-87526 on Form S-8, of our report dated February 20, 2009 (September 16, 2009 as to the effects of the adoption of SFAS 160 and the definitive merger agreement reached with PepsiCo), related to the consolidated financial statements and financial statement schedule of Bottling Group, LLC and subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs referring to the Company’s adoption of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R),” and Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement 109,” and retrospective adjustment for the adoption of Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB 51” (“SFAS 160”)) incorporated by reference in this Current Report on Form 8-K of PepsiCo.
/s/ Deloitte & Touche LLP
New York, New York
September 18, 2009